INVESTMENT ADVISORY AGREEMENT

                            AMERINDO TECHNOLOGY FUND
                                   A SERIES OF
                               AMERINDO FUNDS INC.

                                 One Embarcadero
                                   Suite 2300
                             San Francisco, CA 94111

                                                                   July 31, 1996

Amerindo Investment Advisors Inc.
One Embarcadero
Suite 2300
San Francisco, CA  94111

Gentlemen:

             We herewith confirm our agreement with you as follows:

     1. We propose to engage in the business of investing and reinvesting the assets of Amerindo Technology Fund (the "Fund"), a series of Amerindo Funds Inc. (the "Company"), in securities of the type, and in accordance with the limitations, specified in our Articles of Incorporation, By-Laws and Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933, including the Prospectus forming a part thereof (the "Registration Statement"), all as from time to time in effect, and in such manner and to such extent as may from time to time be authorized by the Company's Board of Directors. We enclose copies of the documents listed above and will furnish you such amendments thereto as may be made from time to time.

     2. (a) We hereby employ you to manage the investment and reinvestment of our assets as above specified, and, without limiting the generality of the foregoing, to provide the management and other services specified below.

          (b) Subject to the general control of the Company's Board of Directors, you will make decisions with respect to all purchases and sales of our portfolio securities. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in our portfolio securities you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as our corporation itself might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. In furtherance of such and subject to applicable law and procedures adopted by the Company's Board of Directors, you may (i) pay commissions to brokers other than yourself which are higher than such that might be charged by another qualified broker to obtain brokerage and/or research services considered by you to be useful or desirable for your investment management of the Fund and/or other advisory accounts of yours and any investment advisor affiliated with you; and (ii) consider the sales of shares of the Fund by brokers including your affiliates as a factor in your selection of brokers for portfolio transactions.

          (c) You will report to the Company's Board of Directors at each meeting thereof all changes in the Fund since your prior report, and will also keep us in touch with important developments affecting the Fund and, on your own initiative, will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual entities whose securities are included in the Fund the activities in which such entities engage, Federal income tax policies applicable to our investments, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to our portfolio securities as you may believe appropriate or as we may reasonably request. In making such purchases and sales of our portfolio securities, you will comply with the policies set from time to time by the Company's Board of Directors as well as the limitations imposed by our Articles of Incorporation, the provisions of the Internal Revenue Code relating to regulated investment companies and the 1940 Act, and the limitations contained in our Registration Statement.

          (d) It is understood that you may from time to time employ, subcontract with or otherwise associate yourself with, entirely at your expense, such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder.

          (e) You or your affiliates will also provide supervisory personnel who will be responsible for supervising and monitoring the performance of our Administrator in connection with its duties under our Administrative Services Agreement. Such personnel may be your employees or employees of your affiliates or of other organizations. It is understood that we have retained, at our expense, the Administrator to perform the operational components of the functions and services listed herein.

          (f) You or your affiliates will also furnish us such additional administrative supervision and such office facilities as you may believe appropriate subject to the requirements of any regulatory authority to which you may be subject. We will reimburse you for all of our operating costs incurred by you, including rent, depreciation of equipment and facilities, interest and amortization of loans financing equipment used by us and all the expenses incurred to conduct our affairs. The amounts of such reimbursements shall from time-to-time be agreed upon between us.

     3. We agree, subject to the limitations described below, to be responsible for, and hereby assume the obligation for payment of, all our expenses including: (a) brokerage and commission expenses; (b) foreign, federal, state or local taxes, including issuance and transfer taxes incurred by or levied on us;
(c) commitment fees, certain insurance premiums and membership fees and dues in investment company organizations; (d) interest charges on borrowings; (e) charges and expenses of our custodian; (f) charges and expenses relating to the issuance, redemption, transfer and dividend disbursing functions for us; (g) telecommunications expenses; (h) recurring and non-recurring legal, accounting and recordkeeping expenses; (i) costs of organizing and maintaining the Company's existence as a corporation; (j) compensation, including directors' fees, of any of our directors, officers or employees who are not your officers or employees or those of the Administrator or their affiliates, and costs of other personnel providing administrative and clerical services to us; (k) costs of providing shareholders' services, including charges and expenses of persons providing confirmations of transactions in the Fund's shares, periodic statements to shareholders and recordkeeping services, and costs of shareholders' reports, proxy solicitations, and corporate meetings; (l) fees and expenses of registering our shares under the appropriate federal securities laws and of qualifying our shares under applicable state securities laws, including expenses attendant upon the initial registration and qualification of these shares and attendant upon renewals of, or amendment to, those registrations and qualifications; (m) expenses of preparing, printing and delivering the initial registration statement and of preparing, printing and delivering the Prospectus to existing shareholders and of printing shareholder application forms for shareholder accounts; (n) fees and expenses payable to the Adviser, Distributor, Administrator, custodian, transfer agent and dividend agent; and (o) any other distribution or promotional expenses contemplated by an effective plan adopted by us pursuant to Rule 12b-1 under the 1940 Act. Our obligation for the foregoing expenses is limited by your agreement to be responsible, while this Agreement is in effect, for any amount by which our annual operating expenses, including distribution expenses (excluding taxes, brokerage, interest and extraordinary expenses) exceed the limits on investment company expenses prescribed by any state in which the Fund's shares are qualified for sale.

     4. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you will not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect you against any liability to us or to our security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     5. (a) In consideration of the foregoing we will pay you an annual fee equal to 1.50% of the Fund's annual average daily net assets. Your fee will be accrued by us daily, and will be payable on the last day of each calendar month for services performed hereunder during that month or on such other schedules as you shall request of us in writing. You may waive your right to any fee to which you are entitled hereunder, provided such waiver is delivered to us in writing. Any reimbursement of our expenses, to which we may become entitled pursuant to the last sentence of paragraph 3 hereof, will be paid to us at the end of the month for which those expenses are accrued, at the same time as we pay you your fee.

          (b) Pursuant to the Fund's Distribution and Service Plan and the Shareholder Servicing Agreement, you will also act as a shareholder servicing agent for the Fund pursuant to which the Fund is permitted to pay you a maximum of 0.25% per annum of the Fund's average daily net assets to compensate you for providing shareholder services and to permit you to compensate banks, savings and loans and other financial institutions (the Adviser, with such other institutions, each a "Shareholder Servicing Agent") whose clients are Fund shareholders for providing shareholder services. In addition, you may use the advisory fee for distribution of our shares and for servicing purposes including defraying the costs of performing shareholder servicing functions on behalf of the Fund and to compensate others with whom you may have entered into a written agreement for performing shareholder servicing functions on behalf of the Fund. To the extent that you or your affiliates directly may make payments to other third parties who render shareholder support services and that such payments may be deemed indirect financing of an activity primarily intended to result in the sale of shares of the Fund within the context of Rule 12b-1 under the 1940 Act (the "Rule"), then such payments by you shall be deemed to be authorized under the Fund's Distribution and Service Plan adopted pursuant to the Rule. You will, in your sole discretion, determine the amount of such payments and may from time to time in your sole discretion increase or decrease the amount of such payments; provided, however, that no such payment will increase the amount the Fund is required to pay you or any person under this Agreement or any agreement. Any payments made by you for such purposes are subject to compliance with the terms of written agreements in a form satisfactory to the Fund's Board of Directors to be entered into by you and the participating organization.

     6. This Agreement will become effective on July 31, 1996 and shall continue in effect until July 30, 1998 and thereafter for successive twelve-month periods (computed from each July 31), provided that such continuation is specifically approved at least annually by the Company's Board of Directors or by a majority vote of the holders of the Fund's outstanding voting securities, as defined in the 1940 Act, and, in either case, by a majority of those of the Company's Directors who are neither party to this Agreement nor, other than by their service as Directors of the Company, interested persons, as defined in the 1940 Act, of any such person who is party to this Agreement. Upon the effectiveness of this Agreement, it shall supersede all previous Agreements between us covering the subject matter hereof. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act, or by a vote of a majority of the entire Board of Directors, on sixty days' written notice to you, or by you on sixty days' written notice to us.

     7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

     8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, or of a person affiliated with us, as defined in the 1940 Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

          (b) The Company understands that you and your affiliates and employees, as well as their agents privy to the transactions made in the Company's account, may, subject to the Fund's and to your Code of Ethics, purchase and sell investments for either your or their own account, which investments may include the same investments that the Company's account is purchasing or selling; provided, however, that no purchase or sale by you, or any of your affiliates, agents or employees, or any of their agents privy to the transactions made in the Company's account, will be made in a manner which would result in any detriment to the Company, and such persons shall always keep the interests of the Company first in effecting any such transaction.

     If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                           Very truly yours,

                                           AMERINDO FUNDS INC.,
                                           AMERINDO TECHNOLOGY FUND


                                           By: /S/ ALBERTO W. VILAR
                                               -------------------------------
                                               Name:   Alberto W. Vilar
                                               Title:  Chairman of the Board


ACCEPTED:  July 31, 1996

AMERINDO INVESTMENT ADVISORS INC.


By: /S/ DANA E. SMITH
    -----------------------------------
    Name: Dana E. Smith
    Title: Assistant Secretary

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

     THIS AMENDMENT TO INVESTMENT ADVISORY AGREEMENT is made as of June 6, 2001 by and between AMERINDO FUNDS INC., a Maryland corporation (the "Fund"), and AMERINDO INVESTMENT ADVISORS INC., a California corporation (the "Adviser").

                              W I T N E S S E T H:

     WHEREAS, the Fund and Adviser are parties to that certain Investment Advisory Agreement, dated as of July 31, 1996 (the "Advisory Agreement"), pursuant to which the Adviser serves as the investment adviser for the Fund; and

     WHEREAS, the Fund and Adviser desire to amend the Advisory Agreement to modify the term of the Advisory Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Paragraph 6 of the Advisory Agreement is hereby amended by modifying the annual expiration date to May 31st of each successive contract year; and

     2. The Advisory Agreement, as expressly amended hereby, shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO INVESTMENT ADVISORY AGREEMENT as of the day and year first above written.


                                           AMERINDO FUNDS INC.


                                           By: /S/ HEATHER LEWIS
                                               ---------------------------------
                                               Name:    Heather Lewis
                                               Title:   Assistant Secretary


                                           AMERINDO INVESTMENT
                                           ADVISORS INC.

                                           By: /S/ JESSICA CARUSO
                                               ---------------------------------
                                               Name:    Jessica Caruso
                                               Title:   Chief Compliance Officer